UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3501 County Road 6 East, Elkhart, Indiana	46514

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(574) 535-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 25, 2008, the Registrant entered into an agreement (the “Credit Agreement”) for a $50.0 million line of credit with JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. (collectively, the “Lenders”). The Credit Agreement, which was scheduled to expire on January 1, 2016, was amended and extended on February 24, 2014, and now expires on January 1, 2019. In connection with this amendment, the line of credit was increased to $75.0 million. The maximum borrowings under the Registrant’s line of credit can be increased by $25.0 million upon approval of the Lenders. Interest on borrowings under the line of credit is designated from time to time by the Registrant as either (i) the Prime Rate, but not less than 2.5 percent, plus additional interest up to 0.8 percent, or (ii) LIBOR plus additional interest ranging from 2.0 percent to 2.8 percent depending on the Registrant’s performance and financial condition.

On November 25, 2008, the Registrant entered into a $125.0 million “shelf-loan” facility with Prudential Investment Management, Inc. and its affiliates (“Prudential”), which was increased to $150.0 million on February 24, 2011. The facility provides for Prudential to consider purchasing, at the Registrant’s request, in one or a series of transactions, Senior Promissory Notes of the Registrant in the aggregate principal amount of up to $150.0 million, to mature no more than twelve years after the date of original issue of each Senior Promissory Note. Prudential has no obligation to purchase the Senior Promissory Notes. Interest payable on the Senior Promissory Notes will be at rates determined by Prudential within five business days after the Registrant issues a request to Prudential. This facility, which was scheduled to expire on February 24, 2014, was amended and extended on February 24, 2014, and now expires on February 24, 2017.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1

Second Amendment dated as of February 24, 2014 to Second Amended and Restated Credit Agreement dated as of November 25, 2008 among Kinro, Inc., Lippert Components, Inc., JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and Wells Fargo Bank N.A., individually and as Documentation Agent

10.2

Restated Revolving Credit Note dated as of February 24, 2014 by Lippert Components, Inc., payable to the order of JPMorgan Chase Bank, N.A. in the principal amount of Forty-Five Million ($45,000,000) Dollars

10.3	Restated Revolving Credit Note dated as of February 24, 2014 by Lippert Components, Inc., payable to the order of Wells Fargo Bank, N.A. in the principal amount of Thirty Million ($30,000,000) Dollars

10.4

Third Amended and Restated Pledge and Security Agreement dated as of February 24, 2014, made by Drew Industries Incorporated, Lippert Components, Inc. and Lippert Components Manufacturing, Inc., in favor of JPMorgan Chase Bank, N.A. as Collateral Agent

10.5	Third Amended and Restated Company Guarantee Agreement dated as of February 24, 2014, made by Drew Industries Incorporated, with and in favor of JPMorgan Chase Bank, N.A. as Administrative Agent

10.6

Third Amended and Restated Subsidiary Guarantee Agreement dated as of February 24, 2014, made by each direct and indirect subsidiary of Drew Industries Incorporated and Lippert Components, Inc., with and in favor of JPMorgan Chase Bank, N.A. as Administrative Agent

10.7

Third Amended and Restated Subordination Agreement dated as of February 24, 2014, made by Drew Industries Incorporated and each direct and indirect subsidiary of Drew Industries Incorporated, with and in favor of JPMorgan Chase Bank, N.A. as Administrative Agent

10.8

Third Amended and Restated Note Purchase and Private Shelf Agreement dated as of February 24, 2014, by and among Prudential Investment Management, Inc. and Affiliates, and Lippert Components, Inc., guaranteed by Drew Industries Incorporated

10.9	Form of Shelf Note of Lippert Components, Inc. pursuant to the Third Amended and Restated Note Purchase and Private Shelf Agreement

10.10

Amended and Restated Parent Guarantee Agreement dated as of February 24, 2014, made by Drew Industries Incorporated in favor of Prudential Investment Management, Inc. and the Noteholders thereto from time to time

10.11

Amended and Restated Subsidiary Guarantee Agreement dated as of February 24, 2014, made by each direct and indirect subsidiary (other than Lippert Components, Inc.) of Drew Industries Incorporated, in favor of Prudential Investment Management, Inc. and each of the Noteholders thereto from time to time

10.12

Amended and Restated Pledge and Security Agreement dated as of February 24, 2014, made by Drew Industries Incorporated, Lippert Components, Inc., Lippert Components Manufacturing, Inc. and the other Subsidiary Guarantors, in favor of JPMorgan Chase Bank, N.A., as Trustee for the benefit of the Noteholders

10.13

Amended and Restated Subordination Agreement dated as of February 24, 2014, made by Lippert Components, Inc., Drew Industries Incorporated and each direct and indirect subsidiary of the Drew Industries Incorporated, with and in favor of Prudential Investment Management, Inc. and each of the Noteholders thereto from time to time

10.14

Amended and Restated Collateralized Trust Agreement dated as of February 24, 2014, by and among Lippert Components, Inc. and Prudential Investment Management, Inc. and each of the Noteholders thereto from time to time, and JPMorgan Chase Bank, N.A. as Trustee for the Noteholders

10.15

Second Amended and Restated Intercreditor Agreement dated as of February 24, 2014 by and among Prudential Investment Management, Inc. and Affiliates, JPMorgan Chase Bank, N.A. (as Lender and Administrative Agent), Wells Fargo Bank, N.A. (as Lender), and JPMorgan Chase Bank, N.A. (as Collateral Agent and Trustee)

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By:	/s/ Joseph S. Giordano III
Joseph S. Giordano III
Chief Financial Officer and Treasurer

 Dated: February 27, 2014

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